UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2025
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Public Storage
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-33519	93-2834996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (818) 244-8080
N/A
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.10 par value	PSA	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.150% Cum Pref Share, Series F, $0.01 par value	PSAPrF	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.050% Cum Pref Share, Series G, $0.01 par value	PSAPrG	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 5.600% Cum Pref Share, Series H, $0.01 par value	PSAPrH	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 4.875% Cum Pref Share, Series I, $0.01 par value	PSAPrI	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 4.700% Cum Pref Share, Series J, $0.01 par value	PSAPrJ	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 4.750% Cum Pref Share, Series K, $0.01 par value	PSAPrK	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 4.625% Cum Pref Share, Series L, $0.01 par value	PSAPrL	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 4.125% Cum Pref Share, Series M, $0.01 par value	PSAPrM	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 3.875% Cum Pref Share, Series N, $0.01 par value	PSAPrN	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 3.900% Cum Pref Share, Series O, $0.01 par value	PSAPrO	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series P, $0.01 par value	PSAPrP	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 3.950% Cum Pref Share, Series Q, $0.01 par value	PSAPrQ	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 4.000% Cum Pref Share, Series R, $0.01 par value	PSAPrR	New York Stock Exchange

Depositary Shares Each Representing 1/1,000 of a 4.100% Cum Pref Share, Series S, $0.01 par value	PSAPrS	New York Stock Exchange

Guarantee of 0.875% Senior Notes due 2032 issued by Public Storage Operating Company	PSA/32	New York Stock Exchange

Guarantee of 0.500% Senior Notes due 2030 issued by Public Storage Operating Company	PSA/30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto pursuant to Item 9.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 2.02Results of Operations and Financial Condition and Exhibits
On July 30, 2025, Public Storage announced its financial results for the quarter ended June 30, 2025. The full text of the press release issued in connection with the announcement is included in Exhibit 99.1 to this Current Report on Form 8-K.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Also on July 30, 2025, the Board of Trustees (the “Board”) of Public Storage (the “Company”) increased the size of the Board to thirteen trustees and, in connection with such increase, appointed Luke Petherbridge to the Board, effective immediately, with an initial term expiring at the 2026 annual meeting of shareholders. The Board also appointed Mr. Petherbridge to serve as a member of the Nominating, Governance, and Sustainability Committee.
Mr. Petherbridge has served as Chief Executive Officer of Link Logistics since September 2020. Prior thereto, Mr. Petherbridge served as President and Chief Executive Officer of LivCor, LLC from July 2019 to September 2020, President and Chief Executive Officer of ShopCore Properties from May 2016 to September 2020, and in various executive and leadership positions at public and private real estate companies in the United States and Australia.
The Board has affirmatively determined that Mr. Petherbridge is “independent” under the rules of the New York Stock Exchange and the rules and regulations of the Securities Exchange Act of 1934, as amended.
Mr. Petherbridge was granted an initial equity award of a number of AO LTIP Units equal in value to $540,000 as determined based on a Black-Scholes valuation on the grant date. He will receive compensation consistent with that received by the Company’s other non-employee trustees. A description of the compensatory arrangements for non-employee trustees is included in the Company’s proxy statement on Schedule 14A for the 2025 annual meeting of shareholders, which was filed with the U.S. Securities and Exchange Commission on March 28, 2025.
In connection with this appointment, the Company will enter into an indemnification agreement with Mr. Petherbridge similar to the indemnification agreement entered into with all other members of the Board, the form of which is filed as Exhibit 10.19 to the Company’s Form 10-K for the year ended December 31, 2016.
There are no arrangements or understandings between Mr. Petherbridge and any other person pursuant to which Mr. Petherbridge was appointed as a trustee. There are no transactions in which Mr. Petherbridge has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act at this time.
Item 9.01Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

99.1	Public Storage Earnings Press Release dated July 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC STORAGE

	By:	/s/ H. Thomas Boyle
Date: July 30, 2025		H. Thomas Boyle Senior Vice President, Chief Financial and Investment Officer